EX-28.i

Stradley Ronon Stevens & Young, LLP
1250 Connecticut Avenue, N.W., Suite 500
Washington, D.C. 20036
Telephone 202-822-9611
Fax 202-822-0140
www.stradley.com
April 23, 2010
Nationwide Variable Insurance Trust
1000 Continental Boulevard, Suite 400
King of Prussia, PA 19406
Subject:	Nationwide Variable Insurance Trust, a Delaware statutory trust (the “Trust”)—Post-Effective Amendment No. 138/Amendment No. 139 to Registration Statement on Form N-1A (the “Post-Effective Amendment”), to be Filed Under the Securities Act of 1933 (“Securities Act”) and the Investment Company Act of 1940 (“Investment Company Act”), Each as Amended
Ladies and Gentlemen:
          This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of the series and classes of shares of the Trust.
          In connection with our giving of this opinion, we have examined: (i) a copy of the Trust’s Certificate of Amendment to the Certificate of Trust, as filed with the Secretary of State of the State of Delaware on May 1, 2007; (ii) the Trust’s Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) dated October 28, 2004, as further amended and restated to date; (iii) the Trust’s Amended and Restated By-Laws as amended and restated to date; (iv) a Good Standing Certificate, dated April 22, 2010, from the Secretary of State of the State of Delaware; and (v) the resolutions of the Board of Trustees of the Trust (the “Board”).
          The Trust is authorized by the Declaration of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Declaration of Trust authorizes the Board to designate series of shares, to allocate shares to separate series, to divide shares of any series into two or more classes and to issue shares of the classes of any series.

Nationwide Variable Insurance Trust
April 23, 2010

          The Trust has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act (“Rule 24f-2”), perfecting the registration of the shares issued and sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.
          You have also informed us that the shares of the Trust have been, and will continue to be, offered and sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.
          The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act, each as amended to the date hereof, governing the issuance, offer and sale of shares of the Trust only, and does not extend to other securities or “Blue Sky” laws or to other laws.
          Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and there has been no amendment to, or restatement of, the Declaration of Trust (other than amendments and/or restatements exclusively for the purpose and with the effect of establishing and designating one or more additional series and/or classes of shares of the Trust), and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the following series and classes of the Trust, when issued for the consideration set by the Board pursuant to the Declaration of Trust and as described in the Trust’s registration statement, and subject to compliance with Rule 24f-2, will be legally issued, fully-paid, and non-assessable:
1.	Van Kampen NVIT Comstock Value Fund (Class I, Class II, Class IV, Class Y);

2.	NVIT Multi-Manager International Value Fund (Class I, Class II, Class III, Class IV, Class VI, Class Y);

3.	NVIT Mid Cap Index Fund (Class I, Class II, Class III, Class Y);

4.	Federated NVIT High Income Bond Fund (Class I, Class III);

5.	NVIT Developing Markets Fund (formerly, Gartmore NVIT Developing Markets Fund) (Class I, Class II);

6.	NVIT Emerging Markets Fund (formerly, Gartmore NVIT Emerging Markets Fund) (Class I, Class II, Class III, Class VI, Class Y);

7.	NVIT Government Bond Fund (Class I, Class II, Class III, Class IV);

8.	NVIT Growth Fund (Class I, Class IV);

9.	Gartmore NVIT International Equity Fund (Class I, Class II, Class III, Class VI, Class Y);

10.	NVIT Investor Destinations Aggressive Fund (Class II, Class VI);

Nationwide Variable Insurance Trust
April 23, 2010

11.	NVIT Investor Destinations Moderately Aggressive Fund (Class II, Class VI);

12.	NVIT Investor Destinations Moderate Fund (Class II, Class VI);

13.	NVIT Investor Destinations Moderately Conservative Fund (Class II, Class VI);

14.	NVIT Investor Destinations Conservative Fund (Class II, Class VI);

15.	NVIT Money Market Fund (Class I, Class II, Class IV, Class V, Class Y);

16.	NVIT Nationwide Fund (Class I, Class II, Class III, Class IV, Class Y);

17.	Gartmore NVIT Worldwide Leaders Fund (Class I, Class II, Class III, Class VI);

18.	NVIT S&P 500 Index Fund (Class I, Class II, Class IV, Class Y);

19.	NVIT Multi-Manager Small Company Fund (Class I, Class II, Class III, Class IV, Class Y);

20.	NVIT Multi-Manager Small Cap Value Fund (Class I, Class II, Class III, Class IV, Class Y);

21.	NVIT Multi-Manager Small Cap Growth Fund (Class I, Class II, Class III, Class Y);

22.	NVIT Multi Sector Bond Fund (Class I, Class III);

23.	American Funds NVIT Growth Fund (Class II);

24.	American Funds NVIT Global Growth Fund (Class II);

25.	American Funds NVIT Asset Allocation Fund (Class II);

26.	American Funds NVIT Bond Fund (Class II);

27.	NVIT Bond Index Fund (Class II, Class Y);

28.	NVIT Small Cap Index Fund (Class II, Class Y);

29.	NVIT Enhanced Income Fund (Class II, Class Y);

30.	NVIT International Index Fund (Class II, Class VI, Class VIII, Class Y);

31.	American Funds NVIT Growth-Income Fund (Class II);

32.	NVIT Core Bond Fund (Class I, Class II, Class Y);

33.	NVIT Core Plus Bond Fund (Class I, Class II, Class Y);

34.	NVIT Multi-Manager International Growth Fund (Class I, Class II, Class III, Class VI, Class Y);

35.	NVIT Multi-Manager Large Cap Growth Fund (Class I, Class II, Class Y);

36.	NVIT Multi-Manager Mid Cap Growth Fund (Class I, Class II, Class Y);

37.	NVIT Multi-Manager Mid Cap Value Fund (Class I, Class II, Class Y);

38.	Neuberger Berman NVIT Multi Cap Opportunities Fund (Class I, Class II);

39.	NVIT Real Estate Fund (formerly, Van Kampen NVIT Real Estate Fund) (Class I, Class II, Class Y);

40.	NVIT Short Term Bond Fund (Class I, Class II, Class Y);

41.	Neuberger Berman NVIT Socially Responsible Fund (Class I, Class II, Class Y);

42.	NVIT Multi-Manager Large Cap Value Fund (Class I, Class II, Class Y);

43.	NVIT Cardinal Aggressive Fund (Class I, Class II);

44.	NVIT Cardinal Moderately Aggressive Fund (Class I, Class II);

45.	NVIT Cardinal Capital Appreciation Fund (Class I, Class II);

46.	NVIT Cardinal Moderate Fund (Class I, Class II);

47.	NVIT Cardinal Balanced Fund (Class I, Class II);

48.	NVIT Cardinal Moderately Conservative Fund (Class I, Class II);

Nationwide Variable Insurance Trust
April 23, 2010

49.	NVIT Cardinal Conservative Fund (Class I, Class II);

50.	AllianceBernstein NVIT Global Fixed Income Fund (Class I, Class II, Class III, Class VI, Class Y);

51.	American Century NVIT Multi Cap Value Fund (Class I, Class II, Class Y);

52.	Oppenheimer NVIT Large Cap Growth Fund (Class I, Class II, Class Y);

53.	Templeton NVIT International Value Fund (Class I, Class II, Class III, Class VI, Class Y);

54.	NVIT Investor Destinations Balanced Fund (Class II, Class VI); and

55.	NVIT Investor Destinations Capital Appreciation Fund (Class II, Class VI).
          We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the aforementioned shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours, STRADLEY RONON STEVENS & YOUNG, LLP
BY:	/s/ Peter M. Hong
Peter M. Hong, a Partner